JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

           The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED:  September 25, 2015
TWIN HAVEN SPECIAL OPPORTUNITIES FUND III, L.P.

By:	/s/ Paul Mellinger
Name: Paul Mellinger
Title: Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS III, L.L.C.

By:	/s/ Paul Mellinger
Name: Paul Mellinger
Title: Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES FUND IV, L.P.

By:	/s/ Paul Mellinger
Name: Paul Mellinger
Title: Managing Member

TWIN HAVEN SPECIAL OPPORTUNITIES PARTNERS IV, L.L.C.

By:	/s/ Paul Mellinger
Name: Paul Mellinger
Title: Managing Member

TWIN HAVEN CAPITAL PARTNERS, L.L.C.

By:	/s/ Paul Mellinger
Name: Paul Mellinger
Title: Managing Member

/s/ Robert Webster
Robert Webster

/s/ Paul Mellinger
Paul Mellinger